Exhibit 99.1

Cherokee Global Brands Reports Second Quarter Fiscal 2018 Financial Results

•	Consolidated revenues of $14.0 million; royalty revenues of $8.0 million
•	Consolidated net loss of $4.6 million; non-GAAP net loss of $0.6 million
•	GAAP EPS of ($0.36); non-GAAP EPS of $(0.05)
•	Adjusted EBITDA of $1.2 million

SHERMAN OAKS, CA (September 7, 2017) — Cherokee Global Brands (NASDAQ: CHKE), a global brand marketing platform that manages a growing portfolio of fashion and lifestyle brands, today reported financial results for the second quarter of fiscal 2018 ended July 29, 2017.

Non-GAAP Financial Measures

Amounts stated in this press release to be on a non-GAAP basis exclude the items that are described below under the heading “Note Regarding Use of Non-GAAP Financial Measures”. Reconciliations of amounts on a GAAP basis to amounts on a non-GAAP basis are presented in tabular form later in this release under the heading “GAAP to Non-GAAP Financial Metrics.”

“Having weathered a few headwinds during the first half of fiscal 2018, we remain focused on fully realizing upcoming opportunities through our strategic business model,” commented Henry Stupp, chief executive officer. “The financial integration of our Hi-Tec acquisition and filing delays presented challenges; however, with the support of new additions to our accounting team we are well positioned to make clear progress against our strategic goals.  We  are actively pursuing organic growth through category and geographic diversification across our core brand portfolio.  Along with our ongoing focus on operating efficiencies and productivity, these measures will accelerate our momentum in the back half of the year.”

Mr. Stupp added, “We’re taking a disciplined and determined approach to our multi-category expansion of the Cherokee brand in the U.S. with over 5,000 points of distribution anticipated by year end. In the meantime, we are encouraged by strong summer sell-throughs and the pick up in re-order activity as we head into the fall and holiday seasons.”

Mr. Stupp concluded, “International expansion for Cherokee and Tony Hawk and improvements to our go-to-market strategy for Flip Flop shops are on track. Our licensing revenues for Hi-Tec are meeting expectations and we are confident that our strong licensee base will deliver on our goal to build the Hi-Tec portfolio of high equity brands into a profitable full-family lifestyle assortment for years to come.”

2018 Second Quarter Financial Results

Consolidated second quarter revenues, including the contribution from Hi-Tec, were $14.0 million. On a year-over-year comparable basis, royalty revenues excluding Hi-Tec were $5.6 million compared to $8.5 million in the prior-year period. The year-over-year decline is primarily attributable to the decrease in North America revenues related to the wholesale transition of the Cherokee brand in the U.S. During the quarter, some of the decrease was offset by global revenue increases, particularly in Asia, South America and South Africa, as global demand for Cherokee-branded products builds.

Hi-Tec revenues totaled $8.3 million and included $5.9 million in indirect product sales related to distribution and government contracts as well as $2.4 million in royalty revenues stemming from new and existing licensing deals for the Hi-Tec portfolio of brands. Gross profit from Hi-Tec indirect product sales was $1.1 million and is inclusive of $4.8 million in cost of goods sold.

For the six month period of fiscal 2018, GAAP consolidated revenues were  $25.1 million compared to $19.2 million in the prior-year period. Cherokee Global Brands revenues, excluding Hi-Tec, were $10.8 million compared to $19.2 million in the prior-year period.

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GAAP selling, general and administrative expenses for the second quarter were $10.1 million, compared to $5.9 million in the prior-year period. GAAP SG&A for the second quarter of fiscal 2018 was inclusive of $1.8 million in operating expenses related to the integration of the Hi-Tec acquisition.  For the six-month period, GAAP SG&A totaled $20.3 million compared to $12.3 million in the prior-year period.

Non-GAAP SG&A for the second quarter, which excludes the aforementioned Hi-Tec integration, and certain accounting, legal, and professional fees that the Company belives are unlikely to recur totaled $8.3 million. This compares to $5.3 million in the prior-year period. For the six-month period, non-GAAP SG&A totaled $16.3 million compared to $11.0 million in the prior-year period.

GAAP operating loss for the second quarter totaled $1.0  million, compared with GAAP operating income of  $2.5 million in the prior-year period. GAAP operating loss for the six-month period totaled $3.1 million compared with GAAP operating income of $6.8 million in the prior-year period.

Non-GAAP operating income for the second quarter was $0.8 million,  compared with Non-GAAP operating income of $3.2 million in the prior-year period.  Non-GAAP operating income for the six-month period of fiscal 2018 totaled $0.9 million compared with $8.2 million in the prior-year period.

GAAP net loss for the second quarter totaled $4.6 million, or $0.36 per diluted share, compared to GAAP net income of $1.5 million, or $0.17 per diluted share, in the prior-year period. For the six-month period, GAAP net loss totaled $7.9 million, or $0.61 per diluted share. This compares to GAAP net income of $4.1 million, or $0.47 per diluted share in the prior-year period.

Non-GAAP net loss for the second quarter totaled $0.6 million, or $0.05 per diluted share. This compares to Non-GAAP net income of $1.9 million, or $0.22 per diluted share, in the prior-year period. For the six-month period, non-GAAP net loss totaled $1.5 million, or $0.11 per diluted share. This compares to non-GAAP net income of $5.0 million, or $0.56 per diluted share in the prior-year period.

Adjusted EBITDA was $1.2 million for the second quarter,  compared to $3.5 million in the prior-year period. For the six-month period, adjusted EBITDA totaled $1.9 million, compared to $8.9 million in the prior-year period.

At July 29, 2017, the Company had cash and cash equivalents of $3.7 million, compared to $8.4 million at January 28, 2017.

Fiscal 2018 Outlook

The Company is updating its previously issued guidance for the fiscal year 2018 ending February 3, 2018 to account for year-to-date performance and its outlook for the remainder of the fiscal year.

The Company now expects gross profit for the full fiscal year to be in the range of $39.0 - $41.0 million, which is inclusive of royalty revenues from the Hi-Tec brand portfolio of approximately $12.0 million and gross profit generated from indirect product sales of approximately $7.0 million. Adjusted EBITDA for the full fiscal year is anticipated to be in the range of $10.0 - $12.0 million. Fiscal 2018 Adjusted EBITDA excludes an estimated $7.0 million in costs primarily related to the integration and acquisition of Hi-Tec and other professional and legal fees that the Compny believes are unlikely to recur.

The Company’s guidance is based on current plans and expectations and is subject to a number of known and unknown uncertainties and risks, including those set forth under the Company’s safe harbor statement below. This forecast is made as of the date of this release, and Company undertakes no obligation to update or amend this guidance whether as a result of new information, future events or otherwise.

Credit Facility with Cerberus

As of July 29, 2017, the Company was not in compliance with certain financial covenants set forth in the Cerberus Credit Facility, namely (i) the leverage ratio, and (ii) the fixed charge coverage ratio. The Company is working with Cerberus to resolve this non-compliance.

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Conference Call

The Company will host a conference call today at 1:30 p.m. PT / 4:30 p.m. ET. A slide presentation will accompany the prepared remarks and has been posted along with the webcast link on Cherokee Global Brands’ website.

To participate in the call, please dial (877) 407-0784 (U.S.) or (201) 689-8560 (international) ten minutes prior to the start time. The earnings call will also be broadcast live over the Internet and can be accessed on the Investor Relations section of the Company’s website at http://www.cherokeeglobalbrands.com.

For those unable to participate during the live broadcast, a replay will be available through Thursday,  September 21, 2017 at 8:59 p.m. PT / 11:59 p.m. ET. To access the replay, dial (844) 512-2921 (U.S.) or (412) 317-6671 (international) and use conference ID:13669416.

About Cherokee Inc.

Cherokee is a global brand marketing platform that manages a growing portfolio of fashion and lifestyle brands including Cherokee®, Carole Little®, Tony Hawk® Signature Apparel and Hawk Brands®, Liz Lange®, Everyday California®, Sideout®, Hi-Tec®, Magnum®, 50 Peaks®, Interceptor® and Flip Flop Shops®, a leading franchise retail chain, across multiple consumer product categories and retail tiers around the world. The Company currently maintains license and franchise agreements with leading retailers and manufacturers that span over 110 countries in 12,000 retail locations and digital commerce.

Safe Harbor Statement

This news release may contain forward-looking statements regarding future events and the future performance of Cherokee. Forward-looking statements in this press release include, without limitation, statements regarding: the Company’s financial performance outlook for the full fiscal year 2018; the anticipated results of its business development efforts with respect to Cherokee, Hi-Tec, Magnum and Flip Flop Shops; the anticipated impact of the additions to its accounting staff; the anticipated resolution of the defaults under the Cerberus credit facility; and anticipated market developments and opportunities. A forward-looking statement is neither a prediction nor a guarantee of future events or circumstances and is based on currently available market, operating, financial and competitive information and assumptions. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those expected or projected, including, among others, risks that: the Company and its partners will not achieve the results anticipated in the statements made in this release; the Company will not be able to obtain a waiver or amendment of the Cerberus credit facility on reasonable terms or at all; that Cerberus will exercise its rights under the credit facility to accelerate repayment of the loan and foreclose on the collateral securing the loan; the anticipated benefits of the Hi-Tec acquisition will not be achieved; global economic conditions and the financial condition of the apparel and retail industry and/or adverse changes in licensee or consumer acceptance of products bearing the Company’s brands may lead to reduced royalties; the ability and/or commitment of the Company’s licensees to design, manufacture and market Cherokee®, Hi-Tec®, Magnum®, 50 Peaks®, Interceptor®, Carole Little®, Tony Hawk® and Hawk Brands®, Liz Lange®, Everyday California® and Sideout® branded products could cause our results to differ from our anticipations; the Company’s dependence on a select group of licensees for most of the Company’s revenues makes us susceptible to changes in those organizations; and the Company’s dependence on its key management personnel could leave us exposed to disruption on any termination of service. The risks included here are not exhaustive. Other risks and uncertainties are described in our annual report on Form 10-K filed on May 18, 2017, its periodic reports on Forms 10-Q and 8-K, and subsequent filings with the SEC we make from time to time, including the preliminary prospectus supplement that we filed in connection with the offering described herein. Except as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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Note Regarding Use of Non-GAAP Financial Measures

Certain of the information set forth herein, including non-GAAP SG&A, non-GAAP operating income, EBITDA and non-GAAP net income, may be considered non-GAAP financial measures. Cherokee believes this information is useful to investors because it provides a basis for measuring the company’s available capital resources, the operating performance of its business and its cash flow, excluding expenses relating to integration of Hi-Tec, restructuring charges, professional fees and stock compensation charges that would normally be included in the most directly comparable measures calculated and presented in accordance with Generally Accepted Accounting Principles (“GAAP”). In addition, the company’s management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating the company’s operating performance, capital resources and cash flow. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-financial measures as reported by the company may not be comparable to similarly titled amounts reported by other companies. The non-GAAP measures are described above and are reconciled to the corresponding GAAP measure in the condensed consolidated financial statements portion of this release under the headings “GAAP to Non-GAAP Financial Metrics”.

Investor Contact:

Cherokee Global Brands

Jason Boling, CFO

818-908-9868

Addo Investor Relations

Laura Bainbridge/Patricia Nir

310-829-5400

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CHEROKEE INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(amounts in thousands, except share and per share amounts)

	July 29,	January 28,
	2017	2017
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$3,668	$8,378
Receivables	14,664	21,873
Other receivables	4,029	3,292
Income taxes receivable	2,529	1,020
Inventory, net	661	1,567
Prepaid expenses and other current assets	2,652	5,010
Total current assets	28,203	41,140
Intangible assets, net	105,771	106,193
Goodwill	15,645	15,794
Deferred tax asset	823	—
Property and equipment, net	1,281	1,311
Other assets	30	1,578
Total assets	$151,753	$166,016
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and other accrued payables	$18,405	$26,736
Current portion of long term debt	45,544	1,241
Related party Ravich loan	1,500	3,896
Deferred revenue—current	4,336	7,015
Accrued compensation payable	469	935
Income taxes payable—current	596	347
Total current liabilities	70,850	40,170
Long term liabilities:
Deferred tax liability	9,873	7,718
Income taxes payable—non-current	3,834	3,041
Long term debt	—	41,595
Other non-current	1,550	1,174
Total liabilities	86,107	93,698
Commitments and Contingencies
Stockholders’ Equity
Preferred stock, $.02 par value, 1,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $.02 par value, 20,000,000 shares authorized, 13,002,150 shares issued and outstanding at July 29, 2017 and 12,951,284 issued and outstanding at January 28, 2017	260	259
Additional paid-in capital	67,778	66,612
Retained earnings (accumulated deficit)	(2,470)	5,414
Accumulated other comprehensive income	78	33
Total stockholders’ equity	65,646	72,318
Total liabilities and stockholders’ equity	$151,753	$166,016

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CHEROKEE INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

Unaudited

(amounts in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	July 29,	July 30,	July 29,	July 30,
	2017	2016	2017	2016
Royalty revenues	$8,011	$8,473	$14,851	$19,151
Indirect product sales	5,945	—	10,219	—
Total revenues	13,956	8,473	25,070	19,151
Cost of goods sold	4,829	—	7,837	—
Gross profit	9,127	8,473	17,233	19,151
Selling, general and administrative expenses	9,902	5,714	19,694	11,890
Amortization of intangible assets	203	228	469	454
Restructuring charges	(7)	—	121	—
Operating (loss) income	(971)	2,531	(3,051)	6,807
Other income (expense):
Interest expense	(1,601)	(165)	(3,099)	(362)
Other income (expense), net	(51)	78	(180)	78
Total other expense, net	(1,652)	(87)	(3,279)	(284)
(Loss) income before income taxes	(2,623)	2,444	(6,330)	6,523
Income tax provision	2,002	926	1,554	2,424
Net (loss) income	$(4,625)	$1,518	$(7,884)	$4,099
Net (loss) income per common share attributable to common stockholders:
Basic (loss) earnings per share	$(0.36)	$0.17	$(0.61)	$0.47
Diluted (loss) earnings per share	$(0.36)	$0.17	$(0.61)	$0.47
Weighted average common shares outstanding attributable to common stockholders:
Basic	12,986	8,723	12,970	8,722
Diluted	12,986	8,746	12,970	8,789

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GAAP TO NON-GAAP FINANCIAL METRICS

Unaudited

(amounts in thousands, except percentages and per share amounts)

	Three months ended		Six months ended
	July 29, 2017	July 30, 2016	July 29, 2017	July 30, 2016
Royalty revenues	$8,011	$8,473	$14,851	$19,151
Indirect product sales	$5,945	$—	10,218
Total Revenues	$13,956	8,473	25,069	$19,151
Cost of goods sold	$4,829	—	7,837
GAAP Gross profit	$9,127	8,473	17,232	$19,151
Selling, general and administrative expenses:
GAAP Selling, general and administrative expenses	10,098	5,942	20,283	12,344
Professional fees	1,776	637	3,950	1,366
Non-GAAP selling, general and administrative expenses	$8,322	5,305	16,333	$10,978
GAAP selling, general and administrative expenses as a percentage of total revenues	72%	70%	81%	64%
Non-GAAP selling, general and administrative expenses as a percentage of revenue	60%	63%	65%	57%

Operating income:
GAAP Operating income	(971)	2,531	(3,051)	6,807
Professional fees	1,776	637	3,950	1,366
Non-GAAP Operating income	$805	$3,168	$899	$8,173
GAAP Operating income as a percentage of total revenues	(7)%	30%	(12)%	36%
Non-GAAP Operating income as a percentage of revenue	6%	37%	4%	43%

Net income:
GAAP Net income	(4,625)	1,518	(7,884)	4,099
GAAP Tax Provision	2,002	926	1,554	2,424
Professional fees	1,776	637	3,950	1,366
Other expense	51	—	263	—
Adjusted Tax Benefit (Provision)	208	(1,167)	636	(2,932)
Non-GAAP Net income	$(589)	$1,914	$(1,482)	$4,957

GAAP Diluted earnings per share	$(0.36)	$0.17	$(0.61)	$0.47
Non-GAAP Diluted earnings per share	$(0.05)	$0.22	$(0.11)	$0.56

Weighted average diluted shares outstanding:	12,986	8,746	12,970	8,789

EBITDA:
GAAP Net Income (loss)	(4,625)	1,518	(7,884)	4,099
Interest expense	1,602	165	3,100	362
Other expense	51	(78)	263	(78)
Tax Provision	2,002	926	1,554	2,424
Depreciation and amortization	387	357	872	710
EBITDA	(584)	2,888	(2,096)	7,517
Professional fees	1,776	637	3,950	1,366
Adjusted EBITDA	$1,192	$3,525	$1,854	$8,883
Adjusted EBITDA as a percentage of revenue	9%	42%	7%	46%

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